                                                                    EXHIBIT 2.6B

                         [BAKER & MCKENZIE LETTERHEAD]

                                SHAREHOLDERS DEED

                                     between

                                ASIA ONLINE, LTD.

                                       and

                        THE PARTIES LISTED IN SCHEDULE 1

                                       and

                         ASIA ONLINE-AUSTRALIA PTY LTD

                               (ACN 089 444 691)

                                       and

                        INTERNET ACCESS AUSTRALIA PTY LTD

                               (ACN 064 758 747)

                                    CONTENTS

CLAUSE
NUMBER                   HEADING                                        PAGE
------                   -------                                        ----
1.                       DEFINITIONS AND INTERPRETATION                    1
1.1                      Definitions                                       1
1.2                      Interpretation                                    4

2.                       COMMENCEMENT OF OBLIGATIONS ON CLOSING            5

3.                       THE BUSINESS                                      5

4.                       MANAGEMENT OF THE COMPANY                         5
4.1                      Appointment of directors                          5
4.2                      Manner of appointment                             6
4.3                      Resignation on disposal                           6
4.4                      Liability for removal                             6
4.5                      Meetings of the Board                             6
4.6                      Shareholders Meetings                             7
4.7                      Chairman                                          7

5.                       MATTERS REQUIRING UNANIMOUS CONSENT               7
5.1                      Unanimous consent                                 7

6.                       TRANSFER OF SHARES                                8
6.1                      No dealing in Shares                              8
6.2                      Transfer to Related Body Corporate                8
6.3                      Transfer to Bodin                                 8
6.4                      Transfer Notice procedure                         8
6.5                      Allocation of Relevant Shares                     9
6.6                      Shares not purchased by Members                  10
6.7                      Registration of Transfers                        10
6.8                      Obligations of Transferor to Transfer            10
6.9                      Tag Along                                        11
6.10                     No Limitation                                    11

7.                       WARRANTIES                                       11
7.1                      Warranties by the Members                        11
7.2                      Warranty by the Original Shareholders            11
7.3                      ACN 078 210 938 Pty Ltd representations and
                         warranties                                       11
7.4                      Asia Online-Australia Warranties                 12

8.                       SHARE SALE                                       13
8.1                      Sale of Initial Shares                           13
8.2                      Conditions of Completion                         13
8.3                      Original Shareholders Election                   13


8.4                      Asia Online-Australia Election                       13
8.5                      Completion                                           14
8.6                      Directorship and Notice of Completion Event          14
8.7                      US Securities Laws Representations and
                         Undertakings                                         14
8.8                      Restricted Securities                                15
8.9                      Legends                                              16
8.10                     Lock Up                                              16
8.11                     Definitions                                          17

9.                       PROMISE TO PAY                                       17
9.1                      Asia Online to Pay                                   17
9.2                      Limit on Payments                                    17

10.                      MUTUAL CO-OPERATION                                  18
10.1                     Primary obligation                                   18
10.2                     Obligations of members                               18

11.                      NO PARTNERSHIP AND CONFLICT                          18
11.1                     No partnership                                       18
11.2                     Conflict with Constitution                           18

12.                      NOTICES                                              18

13.                      GENERAL PROVISIONS                                   19
13.1                     Invalid or unenforceable                             19
13.2                     Waiver and exercise of rights                        19
13.3                     Amendment                                            19
13.4                     Counterparts                                         19
13.5                     Further assurances                                   19
13.6                     Costs                                                19
13.7                     Assignment                                           19
13.8                     Non-merger                                           20
13.9                     Entire Deed                                          20
13.10                    Rights cumulative                                    20
13.11                    Consents and Approvals                               20
13.12                    Jurisdiction and Governing Law                       21

SCHEDULE 1               ORIGINAL SHAREHOLDERS

SCHEDULE 2               DEED OF ADHERENCE                                    *

SCHEDULE 3               PURCHASE PRICE

SCHEDULE 4               CONSTITUTION                                         *

SCHEDULE 5               BUSINESS PLAN                                        *

SCHEDULE 6               ASIA ONLINE-AUSTRALIA WARRANTIES                     *

EXHIBIT A                RESTATED CERTIFICATE OF INCORPORATION                *

EXHIBIT B                SCHEDULE OF PURCHASERS OF SERIES A PREFERRED
                         SCHEDULE OF PURCHASERS OF SERIES B PREFERRED STOCK   *

* Schedule omitted - will be provided supplementally to the Commission upon request.

                                SHAREHOLDERS DEED


THIS DEED is made on 24 September 1999

BETWEEN

Asia Online, Ltd., a company incorporated in Delaware of 23rd Floor, Citicorp Centre, 18 Whitfield Road, Causeway Bay, Hong Kong ("Asia Online");

The Parties Listed in Schedule 1 (the "Original Shareholders");

Asia Online - Australia Pty Ltd (ACN 089 444 691) of Level 26, 50 Bridge Street, Sydney New South Wales 2000 ("Asia Online-Australia");

AND

Internet Access Australia Pty Ltd (ACN 064 758 747) of 36-38 Clarke Street, South Melbourne Victoria 3205 ("the Company").

RECITALS

A. By a Share Subscription Agreement dated on or about the date of this Deed Asia Online-Australia has agreed to subscribe for a 51% shareholding in the Company.

B. The Members have a common strategy to develop the business of the Company and have agreed that the best way to implement that strategy is through common ownership of the Company.

C. The Members have entered into this Deed to set out the terms and conditions on which the business of the Company will be managed and operated and how each of their rights as members of the Company will be governed.

OPERATIVE PROVISIONS

-------------------------------------------------------------------------------
1.   DEFINITIONS AND INTERPRETATION
-------------------------------------------------------------------------------

1.1  DEFINITIONS

In this Deed, all terms defined in the Subscription Agreement shall have the same meaning herein unless otherwise specified. Unless the context otherwise requires, in this Deed:

"ASIA ONLINE-AUSTRALIA DIRECTOR" means a Director appointed from time to time by Asia Online-Australia under clause 4.1;

"ASIA ONLINE-AUSTRALIA WARRANTIES" means the warranties set out in Schedule 6;

"BOARD" means the Company's board of directors from time to time;

"BUSINESS" means those activities carried on by the Company from time to time;

"BUSINESS PLAN" means the business plan in the form attached in Schedule 5 or as approved by the Board from time to time;

"CHAIRMAN" means the chairman of the Board from time to time;

"COMPLETION PERIOD" means a period of 14 days from the date of the service on the Original Shareholders of notice of the forthcoming occurrence of a Completion Event in accordance with 8.6;

"CONSTITUTION" means the constitution of the Company in the form set out in
Schedule 4;

"CONTROL" has the same meaning as in s243E of the Corporations Law;

"DEED OF ADHERENCE" means a deed substantially in the form set out in Schedule 2 or any other form approved in advance by all of the Members under which a transferee or allottee of Shares agrees to be bound by all the terms of this Deed as if it had been one of the Members;

"DIRECTOR" means any director from time to time of the Company (or a duly appointed alternate);

"INITIAL SHARES" means the 2,198,010 Shares held by the Original Shareholders as at the date of this Deed;

"MEMBER" means a registered holder from time to time of one or more Shares;

"OFFERING MEMBER" means a Member who has served a Purchase Notice pursuant to clause 6.4(d);

"COMPLETION NOTICE" means written notice served by Asia Online-Australia or both of the Original Shareholders notifying the other of its wish to complete the sale of the Initial Shares under clauses 8.3 or 8.4;

"ORIGINAL SHAREHOLDERS DIRECTOR" means a Director appointed from time to time by the Original Shareholders under clause 4.1;

"PROFITS" has the same meaning as in the Corporations Regulations schedule 5 clause 1;

"PROPORTIONATE SHARE" in relation to a Member means the proportion that the number of Shares from time to time held or beneficially owned by that Member bears to the total number of Shares on issue from time to time;

"PROSPECTIVE PURCHASER" means a third party who has made a bona fide offer to purchase some or all of the Shares of a Member under clause 6.3(a);

"PURCHASE NOTICE" means a written notice of acceptance served under clause
6.4(d);

"PURCHASE PRICE" means the issue of that number of Asia Online Class C Non-Voting Common Shares set out in Schedule 3 and offered by Asia Online for subscription by the Original Shareholders;

"RELATED BODY CORPORATE" has the same meaning as in section 50 of the Corporations Law;

"RELEVANT SHARES" means the number and class of Shares and any interest in them which a Transferor may wish to transfer or dispose of;

"SECURITY INTEREST" means an interest in or over an asset which provides security for, or protects against default by, a person for the payment or satisfaction of a debt, obligation or liability including a mortgage, charge, bill of sale, pledge, deposit, lien, encumbrance, hypothecation, or arrangement for the retention of title;

"SHARE" means a share (of whatever class or denomination) in the capital of the Company from time to time;

"SUBSCRIPTION AGREEMENT" means the Share Subscription Agreement dated on or about the date of this Deed between Asia Online-Australia, the Original Shareholders and the Company;

"THIRD PARTY INTEREST" means any Security Interest, lease, option, voting arrangement, easement, covenant, notation, restriction, interest under any agreement, interest under any trust, or other right, equity, entitlement or other interest of any nature held by a third party;

"TRANSFER NOTICE" means a notice in writing under clause 6.3 that a Transferor desires to sell, transfer or dispose of any Share or Shares;

"TRANSFEROR" means a Member proposing to sell, transfer or dispose of any Share or Shares under clause 6.3;

"COMPLETION EVENT" means any to occur of:

(a)  an initial public offering of Asia Online on a US stock exchange;

(b) a change of Control of Asia Online or any sale of substantially all of the assets and undertaking of Asia Online (other than by way of any group reorganisation or reconstruction undertaken by Asia Online-Australia); or

(c) any group reorganisation or reconstruction involving the Company or any material part of its assets;

"TRUST" means the Internet Access Australia Unit Trust;

"TRUST DEED" means the deed of trust dated 11 July 1994 constituting the Trust;

"TRUST FUND" means the property which is at any time subject to the Trust;

"WARRANTIES" means the representations, warranties and covenants made by the Members under clause 7 and "WARRANTY" means any one of them.

1.2 INTERPRETATION

In this Deed, unless the context otherwise requires:

(a)      a reference:

          (i)    to the singular includes the plural and vice versa;

          (ii)   to a gender includes all genders;

          (iii) to a document (including this Deed) is a reference to that document (including any Schedules and Annexures,) as amended, consolidated, supplemented, novated or replaced;

          (iv) to an agreement includes any deed, agreement or legally enforceable arrangement or understanding whether written or not;

          (v) to parties means the parties to this Deed and to a party means a party to this Deed;

          (vi) to a notice means all notices, approvals, demands, requests, nominations or other communications given by one party to another under or in connection with this Deed;

          (vii)  to a person (including any party) includes:

                 (A) a reference to an individual, company, body corporate, association, partnership, firm, joint venture, trust or Government Agency as the case requires; and

                 (B) the person's successors, permitted assigns, executors and administrators;

          (viii) to a law:

                 (A) includes a reference to any constitutional provision, subordinate legislation, treaty, decree, convention, statute, regulation, rule, ordinance, proclamation, by-law, judgment, rule of common law or equity or rule of any applicable stock exchange;

                 (B) is a reference to that law as amended, consolidated, supplemented or replaced; and

                 (C) is a reference to any regulation, rule, ordinance, proclamation, by-law or judgment made under that law;

          (ix) to proceedings includes litigation, arbitration, and investigation;

          (x) to a judgement includes an order, injunction, decree, determination or award of any court or tribunal; and

          (xi)   to time is a reference to Melbourne time;

(b) headings are for convenience only and are ignored in interpreting this Deed;

(c) if a period of time is specified and dates from, after or before, a given day or the day of an act or event, it is to be calculated exclusive of that day;

(d) if a payment or other act must (but for this clause) be made or done on a day which is not a Business day, then it must be made or done on the next Business day;

(e) the words "including" or "includes" mean "including but not limited to" or "including without limitation;

(f) this Deed must not be construed adversely to a party solely because that party was responsible for preparing it; and

(g) where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

================================================================================
2.   COMMENCEMENT OF OBLIGATIONS ON CLOSING
--------------------------------------------------------------------------------

Unless expressly stated otherwise in this Deed, the rights and obligations created by this Deed commence, and are enforceable from the date of this Deed.

================================================================================
3.   THE BUSINESS
--------------------------------------------------------------------------------

The primary object of the Company is to conduct the Business in accordance with the Business Plan as amended from time to time.

================================================================================
4.   MANAGEMENT OF THE COMPANY
--------------------------------------------------------------------------------

4.1  APPOINTMENT OF DIRECTORS

(a) For so long as it holds at least 51% of the Shares, Asia Online-Australia is entitled to appoint, substitute and remove three Directors.

(b) For so long as they hold 49% of the Shares, the Original Shareholders are collectively entitled to appoint, substitute and remove a total of two Directors.

4.2  MANNER OF APPOINTMENT

Each appointment, substitution and removal of a Director will be carried out by:

(a) the relevant Member(s) depositing a written notice at the Company's registered office; and

(b)  sending a copy of the notice to the other Members.

4.3  RESIGNATION ON DISPOSAL

If Asia Online-Australia disposes of all its Shares or the Original Shareholders dispose of all of their Shares, that Member or those Members must cause the resignation of the relevant Director(s) appointed by it or them.

4.4  LIABILITY FOR REMOVAL

Any Member substituting or removing a Director using its rights under this clause 4 is responsible for and holds harmless the other Members and the Company from and against:

(a) any claim for unfair or wrongful dismissal arising out of the substitution or removal; and

(b) any reasonable costs and expenses incurred in defending any proceedings, including, but without limiting this, legal costs on a solicitor and own client basis.

4.5  MEETINGS OF THE BOARD

(a) Subject to (b) below, at each meeting of the Board and for each resolution proposed to the Board the Directors present at the meeting will have one vote each.

(b) If less than the full number of Asia Online-Australia Directors or Original Shareholders Directors are appointed to the Board or attend or are able to vote at any Board meeting, the Asia Online-Australia Director(s) or Original Shareholders Director(s) that attend are entitled to exercise between them the number of votes that equal the maximum number of Asia Online-Australia Directors entitled to be appointed under clause 4.1(a) (in the case of any votes exercised by the Asia Online-Australia Directors) and the maximum number of Original Shareholders Directors entitled to be appointed under clause 4.1(b) (in the case of any votes exercised by the Original Shareholders Directors).

(c) Subject to clause 5.1, all resolutions of the Board must be passed by simple majority.

(d) The quorum for a Board meeting is at least one Asia Online-Australia Director and one Original Shareholders Director.

4.6  SHAREHOLDERS MEETINGS

(a) The quorum for a general meeting is at least two Members, one of which must be Asia Online-Australia and one of which must be an Original Shareholder.

(b) At each meeting of the Members and for each resolution proposed to the Members, each Member has one vote for each Share it holds.

4.7  CHAIRMAN

(a) Asia Online-Australia has the right to nominate one of the Asia Online-Australia Directors to be Chairman. If the Chairman ceases to be a Director, Asia Online-Australia will be entitled to nominate a replacement Chairman.

(b)  The Chairman is entitled to a second or casting vote.

--------------------------------------------------------------------------------
5.   MATTERS REQUIRING UNANIMOUS CONSENT
--------------------------------------------------------------------------------

5.1  UNANIMOUS CONSENT

The Members agree that despite anything to the contrary in this Deed, or in the Constitution, the unanimous consent of the Members is required to:

(a) create or, where appropriate, issue any Security Interest over the whole or any part of the undertaking, business, property or assets (tangible or intangible) of the Company;

(b) sell, transfer, lease, assign, dispose of or part with control of any interest in all or any material part of the undertaking, business, property or assets (tangible or intangible) of the Company (whether by a single transaction or a series of transactions) or contract to do so (other than as a result of any group reorganisation or reconstruction of the Company or any material part of its assets);

(c) acquire or contract to acquire any business, property or assets (tangible or intangible) or any interest therein which represents more than 20% of the Company's assets at the relevant time (other than as a result of any group reorganisation or reconstruction of the Company or any material part of its assets);

(d) enter into any joint venture, partnership or profit sharing agreement with any third party; or

(e)  issue further shares.

In this clause 5.1 the expression "material part" means any part or parts of the undertaking, business, property or assets having a value of at least 20% of the Company's assets at the relevant time.

--------------------------------------------------------------------------------
6.   TRANSFER OF SHARES
--------------------------------------------------------------------------------

6.1  NO DEALING IN SHARES

(a) A Member may not sell, transfer or dispose of any Shares or any interest in any Shares or charge or otherwise encumber or create any Third Party Interest in any Shares (save for any fixed and floating charge over a Member's assets which provides that the party who has the benefit of the charge must observe and act subject to the terms of this Deed in the event the charge is enforced by that party) without the prior consent of the other Members, except as provided in this Deed.

(b) If any Member purports or attempts to transfer, dispose of or create a Third Party Interest over their Shares or any interest in their Shares, except as provided in this Deed, that Member will be deemed to have served a Transfer Notice in accordance with clause 6.34 for those Shares.

6.2 TRANSFER TO RELATED BODY CORPORATE

A transfer of Shares to a transferee who is and remains a Related Body Corporate of the transferor Member is permitted if:

(a)  the transferor Member has given prior written notice to the other Members;
     and

(b) the transferee executes and delivers to the Company a Deed of Adherence at the same time as the transfer.

6.3 TRANSFER TO BODIN

A transfer of up to 109,899 Initial Shares from ACN 078 210 938 Pty Ltd to Anthony Bodin or his nominee (acting in the sole capacity as nominee for Anthony Bodin) pursuant to an option dated 23 August 1999 is permitted if:

(a)  the transferor Member has given prior written notice to the other Members;
     and

(b) the transferee executes and delivers to the Company a Deed of Adherence at the same time as the transfer.

6.4  TRANSFER NOTICE PROCEDURE

(a) Subject to clauses 6.2 and 6.3, a Transferor wishing to sell, assign or dispose of an interest in its Shares must deliver a Transfer Notice to the other Members specifying:

     (i) the Relevant Shares (which must be all of the Shares then held by the Transferor);

     (ii) the identity of the Prospective Purchaser (if any);

     (iii) the price at which the Transferor wishes to sell the Relevant Shares.

     (iv) any other material terms or circumstances known to the Transferor which affect or may affect the offer.

(b) A Transfer Notice once given or deemed to have been given is not revocable except with the consent of all of the Directors in writing;

(c) Receipt of the Transfer Notice constitutes an offer by the Transferor to the other Members to sell the Relevant Shares to the other Members on terms contained in the Transfer Notice.

(d) Each Member (other than the Transferor) may exercise its option to buy the Relevant Shares by serving a Purchase Notice on the Transferor of the number of Relevant Shares it wants to buy within 15 Business days of the date of service of the Transfer Notice.

(e)  If a Member serves a Purchase Notice under clause 6.3(d):

     (i) the Transferor must sell to that Member the number of Relevant Shares allocated to that Member under clause 6.5; and

     (ii) the relevant Member must buy them on the terms set out in the Transfer Notice.

6.5  ALLOCATION OF RELEVANT SHARES

(a) The Transferor must sell to each Offering Member the number of Relevant Shares that Offering Member has offered to buy if the Transferor receives offers for equal to or less than the number of Relevant Shares.

(b) The Relevant Shares must be allocated to the Offering Members in the proportion that their Proportionate Shares bear to each other if there are not enough Relevant Shares to satisfy the offers of all Offering Members.

(c) An Offering Member is not bound to buy or entitled to buy more than the number of Relevant Shares which that Offering Member has offered to buy, even if paragraph (b) would result in a higher number of Relevant Shares being allocated to that Offering Member.

(d) Any Relevant Shares which remain unallocated because of paragraph (c) must be re-allocated amongst those remaining Offering Members who offered to buy more than the number of Relevant Shares already allocated to them under paragraph (b). This process may be repeated if necessary until all of the Relevant Shares have been allocated.

(e) The Company may round a fraction up or down as it thinks fit, if this clause would otherwise result in a fraction of a Share.

(f) The Company must notify the Transferor and each Offering Member of the number of Relevant Shares to which each Offering Member is entitled.

(g) Within 30 Business days of the date of service of the Transfer Notice and subject to the Offering Member paying the Transferor the required sale consideration, the Transferor must give each Offering Member a transfer of the relevant number of Relevant Shares signed by the Transferor.

(h) The Transferor must give the Company the share certificates for the Relevant Shares at the same time as it gives the Offering Member a transfer under paragraph (g).

6.6  SHARES NOT PURCHASED BY MEMBERS

(a) If offers are not received from the Members to purchase all the Relevant Shares, or a Member defaults in paying for the Relevant Shares in accordance with clause 6.5(g), then the Transferor may sell the Relevant Shares to the Prospective Purchaser within 60 Business days but not before 40 Business days after the date of service of the Transfer Notice.

(b) The Transferor must not sell the Relevant Shares for a lower price than that specified in the Transfer Notice or otherwise on more beneficial terms.

6.7  REGISTRATION OF TRANSFERS

(a) The Members will ensure that the Directors register any transfer of Shares which complies with clause 6 or clause 8.

(b) The Directors must refuse to register the transfer of any Share, unless the provisions of this clause 6 or clause 8 have been duly complied with and the proposed transferee has executed a Deed of Adherence.

6.8  OBLIGATIONS OF TRANSFEROR TO TRANSFER

(a) Upon the Transferor becoming bound to transfer any Shares under this Deed the Transferor must deliver to the transferee executed transfers for those Shares in favour of the transferee together with the relevant share certificate(s) against payment by the transferee of the price due for them.

(b) If the Transferor defaults in transferring the Shares, any Director is irrevocably and unconditionally appointed as the attorney of the Transferor to complete and execute the necessary instrument of transfer of those Shares together with a standard form indemnity for non-production of share certificates for those Shares and may deliver them on behalf of the Transferor and the Company will receive the purchase money for the Shares on trust for the Transferor and will (subject to the instrument being duly stamped) cause the transferee to be registered as the holder of the Shares.

(c) The Company is not bound to earn or pay interest on any money held and will not pay any money to the Transferor until the Transferor has delivered the Transferor's share certificates (or an appropriate indemnity for any lost certificates) to the Company.

6.9  TAG ALONG

A Member, on receipt of a Transfer Notice may give notice (a "Disposal Notice") to the Transferor within 15 Business days of the date of service of the Transfer Notice that it wishes to dispose of all of its Shares and if such notice is given, the Transferor shall only be free to assign the Relevant Shares to the Prospective Purchaser if it procures that the Prospective Purchaser offers to purchase from each member which has given a Disposal Notice all of such Member's Shares at the same price per Share and on the same terms and conditions as the Prospective Purchaser purchases the Transferor's Shares.

6.10 NO LIMITATION

Nothing in this clause 6 limits or restricts the rights of Asia Online-Australia or the Original Shareholders under clause 8.

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7.   WARRANTIES
--------------------------------------------------------------------------------

7.1  WARRANTIES BY THE MEMBERS

Each Member warrants to the other Members that:

(a) the execution of this Deed by it has been properly authorised by all necessary corporate or other action by it;

(b) it has full corporate authority or statutory power, as the case may be, and lawful authority, to execute and deliver this Deed and to perform or cause to be performed its obligations under this Deed;

(c)  this Deed constitutes a full and binding legal obligation upon it;

(d) this Deed does not conflict with or result in the breach of or default under the provision of its constitution or other constituent documents or any material term or provision of any agreement or deed or any writ order or injunction, rule, judgment, law, or regulation to which it is a party or is subject or by which it is bound;

7.2  WARRANTY BY THE ORIGINAL SHAREHOLDERS

Each of the Original Shareholders warrants that upon completion of the share sale arrangements referred to in clause 8 it will be the legal and beneficial owner of the Shares to be transferred to Asia Online-Australia free of all Third Party interests.

7.3  ACN 078 210 938 PTY LTD REPRESENTATIONS AND WARRANTIES

ACN 978 210 938 Pty Ltd represents and warrants to each other party that:

(a)  it is the only trustee of the Trust;

(b)  it has the power under the Trust Deed to:

     (i)  execute and deliver this Deed; and

     (ii) perform its obligations under this Deed;

(c)  all action required by the Trust Deed to authorise:

     (i)  it's execution and delivery of this Deed to which it is a party; and

     (ii) the performance of its obligations under this Deed,

     has been taken;

(d) the execution by it of this Deed to which it is a party and the performance by it of its obligations or the exercise of its rights under this Deed does not contravene the Trust Deed;

(e) no action is currently taking place or pending to remove it as trustee of the Trust or appoint a new or additional trustee of the Trust;

(f) it has entered into this Deed in its capacity as trustee of the Trust and for the benefit of the Beneficiary;

(g) it has a right to be fully indemnified out of the Trust Fund in respect of the obligations incurred by it under this Deed and it has not released, disposed of or restricted its equitable lien over the Trust Fund which secures that indemnity;

(h)  it is not and has never been in breach of the Trust Deed;

(i) it and its directors, officers, employees and agents have complied with their obligations in connection with the Trust;

(j) the Trust has not been terminated and no action is pending to terminate the Trust; and

(k) the Beneficiary is not presently entitled to any of the assets of the Trust.

7.4  ASIA ONLINE-AUSTRALIA WARRANTIES

Asia Online-Australia represents and warrants to the Original Shareholders in terms of the Asia Online-Australia Warranties.

--------------------------------------------------------------------------------
8.   SHARE SALE
--------------------------------------------------------------------------------

8.1  SALE OF INITIAL SHARES

The Original Shareholders hereby agree to sell and Asia Online-Australia hereby agrees to purchase for the Purchase Price, all the Original Shareholders' right, title and interest in the Initial Shares, free of all Third Party Interests, on the terms and conditions contained in this Section 8.

8.2  CONDITIONS OF COMPLETION

Neither the Original Shareholders nor Asia Online-Australia shall be obliged to complete the sale and transfer of the Initial Shares unless a Completion Event occurs in which case:

(a) the Original Shareholders may require Asia Online-Australia to complete the purchase of all, but not less than all, of their Initial Shares at any time during the Completion Period on terms contained in clause 8.3; and

(b) other than in cases of a group reorganisation or reconstruction involving the Company or any material part of its assets, Asia Online-Australia may require the Original Shareholders to complete the purchase of all, but not less than all of the Original Shareholders' Initial Shares at any time during the Completion Period on the terms contained in clause 8.4.

8.3  ORIGINAL SHAREHOLDERS ELECTION

(a) The Original Shareholders may only require Asia Online-Australia to complete the purchase of the Initial Shares by the Original Shareholders serving on Asia Online-Australia a Completion Notice signed by both Original Shareholders.

(b) The Completion Notice must require the completion of the purchase of all of the Initial Shares then held by the Original Shareholders.

(c) Upon service of a Completion Notice, Asia Online-Australia becomes bound to complete the purchase of all the Initial Shares specified in the Completion Notice at the Purchase Price within 45 days, subject to any consent or approval (the "Approval") required from the Treasurer of the Commonwealth of Australia under the Foreign Acquisitions and Takeovers Act 1975. Asia Online will offer that number of Asia Online Class C Non-Voting Common Shares set out opposite each Original Shareholders name in Schedule 3, subject to receipt of the Approval.

8.4  ASIA ONLINE-AUSTRALIA ELECTION

(a) Asia Online-Australia may only require the Original Shareholders to complete the sale of the Initial Shares by Asia Online-Australia serving on the Original Shareholders a Completion Notice signed by Asia
     Online-Australia.

(b)  The Completion Notice must be for all the Initial Shares.

(c) Upon service of a Completion Notice, the Original Shareholders become bound to sell the Initial Shares specified in the Completion Notice to Asia Online-Australia at the Purchase Price within 45 days subject to any consent or approval (the "Approval") required from the Treasurer of the Commonwealth of Australia under the Foreign Acquisitions and Takeovers Act 1975, Asia Online will offer that number of Asia Online Class C Non-Voting Common Shares set out opposite each Original Shareholders name in Schedule 3, subject to receipt of the Approval.

8.5  COMPLETION

Within 10 days of service of the relevant Completion Notice (or, in the case of a Completion Event which relates to an initial public offering of Asia Online on a United States Stock Exchange, such shorter period as may be necessary to ensure that the Original Shareholders are entitled to convert their Asia Online Class C Non-Voting Common Shares into voting common shares in accordance with Asia Online's restated certificate of incorporation) and subject to any consent or approval required from the Treasurer of the Commonwealth of Australia under the Foreign Acquisitions and Takeovers Act 1975:

(a)  the Original Shareholders must deliver to Asia Online-Australia:

     (i) transfers of all their Initial Shares duly executed by the registered holders in favour of Asia Online-Australia together with the relevant share certificates for those Shares; and

     (ii) executed resignations of the Original Shareholders' Directors;

(b) Asia Online must deliver to each Original Shareholder the number of Asia Online Class C Non-Voting Common Shares set out opposite each Original Shareholder's name in Schedule 3.

8.6  DIRECTORSHIP AND NOTICE OF COMPLETION EVENT

On execution of this Deed, ACN 078 210 938 Pty Ltd acknowledges that Anthony Bodin is an executive director of the Company and has a controlling interest in ACN 078 210 938 Pty Ltd. Asia Online-Australia shall use its best endeavours to give reasonable prior written notice to the Original Shareholders of the forthcoming occurrence of a Completion Event.

8.7  US SECURITIES LAWS REPRESENTATIONS AND UNDERTAKINGS

Each Regulation S Vendor represents, warrants and undertakes to each other party as follows:

(a) This Deed is entered into by each other party in reliance upon Regulation S Vendor's representations, warranties and undertakings in this clause.

(b) The Asia Online Stock to be acquired under this Deed by each Regulation S Vendor will be acquired for investment for such Regulation S Vendor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in the United States or to a United States resident (except in compliance with United States securities laws), and that such Regulation S Vendor has no present intention of selling, granting any participation in, or otherwise distributing the same (except in compliance with United States securities laws). By executing this Deed, each Regulation S Vendor further represents, warrants and undertakes that such Regulation S Vendor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person in the United States or to a United States resident, or any hedging transaction with any third person in the United States or to a United States resident, with respect to any of the Regulation S Securities.

(c) Each Regulation S Vendor understands and acknowledges that the Asia Online Stock is not registered under the Securities Act on the ground that the sale provided for in this Deed and the issuance of Securities hereunder is exempt from registration under the Securities Act pursuant to Regulation S thereof, and that Asia Online's reliance on such exemption is predicated on the Regulation S Vendors' representations set forth in this Deed.

(d) Each Regulation S Vendor has received all the information such Regulation S Vendor considers necessary or appropriate for deciding whether to purchase the Asia Online Stock.

(e) Each Regulation S Vendor has had an opportunity to ask questions and receive answers from Asia Online regarding the terms and conditions of the offering of the Asia Online Stock and the business, properties, prospects, and financial condition of Asia Online and to obtain such additional information (to the extent Asia Online possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to such Regulation S Vendor or to which such Regulation S Vendor had access.

(f) Each Regulation S Vendor is either experienced in evaluating and investing in securities of companies in the early stages of product production or has access to appropriate advisers or representation that can assist in evaluating companies in the early stages of product production and acknowledges that such Regulation S Vendor is able to fend for himself, herself or itself, can bear the economic risk of such Regulation S Vendor's investment, and has such knowledge and experience in financial and business matters that such Regulation S Vendor is capable of evaluating the merits and risks of the investment in the Asia Online Stock. If other than an individual, the Regulation S Vendor also represents, warrants and undertakes that such Vendor has not been organized for the purpose of acquiring the Asia Online Stock.

(g) Each Regulation S Vendor is a Qualified Regulation S Vendor. The term "Qualified Regulation S Vendor" in this Deed means a person or entity who is not a U.S. person, as such term is defined in Rule 902 promulgated under the Securities Act.

8.8  RESTRICTED SECURITIES

Each Regulation S Vendor understands that the Asia Online Stock may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Asia Online Stock or an available exemption from registration under the Securities Act, the Asia Online Stock must be held indefinitely. In particular, each Regulation S Vendor is aware that the Asia Online Stock may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about Asia Online. Such information is not now available and Asia Online has no current plans to make such information available.

8.9  LEGENDS

To the extent applicable, each certificate or other document evidencing any of the Asia Online Stock shall be endorsed with the legends set forth below:

(a)  The following legend under the Securities Act:

                    "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

(b)  As to Regulation S Securities, the following legend under the Securities
     Act:

                    "THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED PURSUANT TO REGULATION S OF THE SECURITIES ACT OF 1933, AS AMENDED (THE `ACT'), AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE THEREWITH. IN ADDITION, NO HEDGING TRANSACTION MAY BE CONDUCTED WITH RESPECT TO THESE SECURITIES UNLESS SUCH TRANSACTIONS ARE IN COMPLIANCE WITH THE ACT."

8.10 LOCK UP

Each Regulation S Vendor hereby undertakes that such Regulation S Vendor shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, or otherwise reduce its risk of ownership or investment in, any common stock (or other securities) of Asia Online held by such Regulation S Vendor (other than those included in the registration) for a period (if any) specified by the representative of the underwriters of common stock (or other securities) of Asia Online with respect to each such transaction not to exceed one hundred eighty (180) days following the effective date of a registration statement of Asia Online filed under the Securities Act. Asia Online may impose stop-transfer instructions with respect to the shares of common stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period. Each Regulation S Vendor agrees to execute and deliver such other agreements as may be reasonably requested by Asia Online or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by Asia Online or the representative of the underwriters of common stock (or other securities) of Asia Online, each Vendor shall provide, within ten (10) days of such request, such information as may be required by Asia Online or such representative in connection with the completion of any public offering of Asia Online's securities pursuant to a registration statement filed under the Securities Act.

8.11 DEFINITIONS

In this clause:

"ASIA ONLINE STOCK" means the Asia Online class C non-voting common stock to be acquired under this Deed by each Regulation S Vendor;

"REGULATION S" means Regulation S promulgated by the SEC under the Securities Act;

"REGULATION S SECURITIES" or the "SECURITIES" means collectively the Asia Online Stock to be acquired under this Deed by each Original Shareholder;

"REGULATION S VENDOR" means an Original Shareholder;

"SEC" means the United States Securities and Exchange Commission;

"SECURITIES ACT" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

"UNITED STATES" means the United States of America, its territories and possessions, any state of the United States and the District of Columbia; and

"US PERSON" has the meaning given to that expression in Rule 902 of Regulation
S.

--------------------------------------------------------------------------------
9.   PROMISE TO PAY
--------------------------------------------------------------------------------

9.1  ASIA ONLINE TO PAY

In consideration of Asia Online-Australia's subscription for shares in the Company under the Subscription Agreement, Asia Online shall make payments totalling $4,995,918 to the Company on a monthly basis in accordance with the expenditure requirements detailed in the Business Plan. Asia Online will pay interest on the outstanding balance owed from time to time under this clause at an interest rate to be agreed.

9.2  LIMIT ON PAYMENTS

Asia Online shall not be obliged to pay more than $4,995,918 to the Company under clause 9.1.

--------------------------------------------------------------------------------
10.  MUTUAL CO-OPERATION
--------------------------------------------------------------------------------

10.1 PRIMARY OBLIGATION

Each of the Members agrees that it will use all reasonable endeavours to promote the business and profitability of the Company.

10.2 OBLIGATIONS OF MEMBERS

Each of the Members agrees with the other that this Deed is entered into between them and will be performed by each of them in a spirit of good faith, mutual cooperation, trust and confidence and that it will use all means reasonably available to it (including its voting power whether direct or indirect, about the Company) to give effect to the objectives of this Deed and to ensure that the Company complies with its obligations.

--------------------------------------------------------------------------------
11.  NO PARTNERSHIP AND CONFLICT
--------------------------------------------------------------------------------

11.1 NO PARTNERSHIP

(a) The parties' rights and obligations are not joint, or joint and several, or collective. Each party is only responsible for its own obligations as set out in this Deed.

(b) The parties do not intend to create, and this Deed does not constitute, a partnership, agency, trust or other arrangement.

(c) Unless otherwise expressly stated in this Deed, neither party has the authority to act for, or incur any obligation on behalf of, the other party.

11.2 CONFLICT WITH CONSTITUTION

To the extent that the Constitution conflicts with the provisions of this Deed, the parties will exercise their respective voting rights as Members of the Company and take all such further steps as may be necessary to ensure that the provisions of this Deed prevail and are given full force and effect.

--------------------------------------------------------------------------------
12.  NOTICES
--------------------------------------------------------------------------------

The notice provisions in clause 10.4 of the Subscription Agreement apply mutatis mutandis to this Deed.

--------------------------------------------------------------------------------
13.  GENERAL PROVISIONS
--------------------------------------------------------------------------------

13.1 INVALID OR UNENFORCEABLE

If a provision of this Deed is invalid or unenforceable in a jurisdiction:

(a) it is read down or severed in that jurisdiction to the extent of the invalidity or unenforceability; and

(b)  it does not affect the validity or enforceability of:

     (i)  that provision in another jurisdiction; or

     (ii) the remaining provisions.

13.2 WAIVER AND EXERCISE OF RIGHTS

The waiver provisions in clause 10.11 of the Subscription Agreement apply mutatis mutandis to this Deed.

13.3 AMENDMENT

This Deed may be amended only by a written document signed by all parties.

13.4 COUNTERPARTS

(a) This Deed may be signed in counterparts and all counterparts taken together constitute one document.

(b) Once all counterparts have been executed, each counterpart is an effective instrument.

13.5 FURTHER ASSURANCES

Each party must, at its own expense, whenever requested by another party, promptly do or cause to be done everything reasonably necessary to give full effect to this Deed and the transactions contemplated by this Deed.

13.6 COSTS

Each party must pay its own costs in respect of this Deed and the documents and transactions contemplated by this Deed.

13.7 ASSIGNMENT

A party must not assign, create an interest in or deal in any other way with any of its rights under this Deed without the prior written consent of the other parties.

13.8 NON-MERGER

The representations and covenants by the parties in this Deed are continuing and will not merge or be extinguished on Completion and will survive after Completion.

13.9 ENTIRE DEED

This Deed comprises the entire agreement of the parties about the subject matter of this Deed

13.10 RIGHTS CUMULATIVE

The rights, remedies and powers of the parties under this Deed are cumulative and not exclusive of any rights, remedies or powers provided to the parties by law.

13.11 CONSENTS AND APPROVALS

A party may give its consent conditionally or unconditionally or withhold its approval or consent in its absolute discretion unless this Deed expressly provides otherwise.

13.12 JURISDICTION AND GOVERNING LAW

The provisions of clause 10.8 of the Subscription Agreement apply mutatis mutandis to this Deed.

EXECUTED AS A DEED

Signed sealed and delivered                       )
by                                                )
Asia Online - Australia Pty Ltd                   )
by a director and                                 )
secretary/director:                               )

/s/ JAMES EGAN                               /s/ KEVIN H. RANDOLPH
------------------------------------------   -----------------------------------
Signature of secretary/director              Signature of director


James Egan                                   Kevin H. Randolph
------------------------------------------   -----------------------------------
Name of secretary/director (please print)    Name of director (please print)


Signed sealed and delivered                       )
by                                                )
I.T. & e. Ltd                                     )  [I.T. & e. Limited SEAL]
by a director and                                 )
secretary/director:                               )


/s/ MATTHEW BROWN                            /s/ ANTHONY BODIN
------------------------------------------   -----------------------------------
Signature of director                        Signature of director


Matthew Brown                                Anthony Bodin
------------------------------------------   -----------------------------------
Name of director (please print)              Name of director (please print)

Signed sealed and delivered                       )
by                                                )
ACN 078 210 938 Pty Ltd                           ) SEAL
by a director and                                 )
secretary/director:                               )


/s/ STEVE CONTANTINOU                        /s/ ANTHONY BODIN
------------------------------------------   -----------------------------------
Signature of secretary                       Signature of director


Steve Contantinou                            Anthony Bodin
------------------------------------------   -----------------------------------
Name of secretary (please print)             Name of director (please print)





Signed for and on behalf of                       )
Asia Online, Ltd.                                 )
by its duly authorised representative             ) SEAL
in the presence of:                               )


/s/ KELLI SUZANNE LONGWORTH                  /s/ KEVIN H. RANDOLPH
------------------------------------------   -----------------------------------
Signature of witness                         Signature of authorised
                                             representative


Kelli Suzanne Longworth                      Kevin H. Randolph
------------------------------------------   -----------------------------------
Name of witness (please print)               Name of authorised representative
                                             (please print)

                                   SCHEDULE 1

                              ORIGINAL SHAREHOLDERS


1.           I.T. & e. Ltd (ACN 088 299 812)
             Level 1
             199 Toorak Road
             South Yarra, Victoria

2.           ACN 078 210 938 Pty Ltd
             Level 1
             199 Toorak Road
             South Yarra, Victoria

                                   SCHEDULE 3

                                 PURCHASE PRICE

                                           NUMBER OF ASIA ONLINE CLASS C
         ORIGINAL SHAREHOLDER                 NON-VOTING COMMON SHARES
         --------------------              ------------------------------
           I.T. & e Limited                           947,055

       ACN 078 210 938 Pty Ltd                         49,845